UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 30, 2012

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 30, 2012, we entered into a Bridge Loan Agreement (the “Loan Agreement”) with a group of investors identified below (the “Investors”), all of whom are holders of our Series B Convertible Preferred Stock (the “Series B Stock”) pursuant to which the Investors made loans to us in the aggregate principal amount of $3,700,000 (the “Loans”) as set forth below:

Investor	Loan Amount
Robert S. Trump	$1,500,000
Empire Capital Partners, L.P.	500,000
Empire Capital Partners, Ltd	500,000
Empire Capital Partners Enhanced Master Fund, Ltd	500,000
Focus Fund	450,000
The Quercus Trust	250,000

The Loans were made in anticipation of our designation, offer and issuance of a new series of Preferred Stock to be designated as Series C Convertible Preferred Stock (the “Series C Stock”) which will have rights, including liquidation rights, senior to the rights of the Series B Stock. We intend to call a meeting of shareholders to consider and act upon a proposal to effect certain amendments to our Certificate of Incorporation including amending the terms of the Series B Stock and authorizing the Series C Stock. In connection with such meeting, we will prepare and distribute to our shareholders a proxy statement setting forth the text of the proposed amendments to our Certificate of Incorporation and other relevant information. The proxy statement and other relevant documents filed with the SEC will be available free of charge at the SEC’s website, www.sec.gov and shareholders will also be able to obtain copies of the proxy statement and other relevant documents free of charge by directing their requests to ThermoEnergy Corporation., 10 New Bond Street, Worcester, Massachusetts 01606, Attention: Investor Relations.

WE ARE NOT ASKING YOU FOR A PROXY AT THIS TIME AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As evidence of our obligation to repay the Loans we have issued to the Investors Promissory Notes due April 15, 2013 (the “Notes”). The Notes bear interest at the rate of 8% per annum and may not be prepaid, in whole or in part, without the prior written consent of the Investors. Upon satisfaction of the conditions to the issuance and sale of the Series C Stock, as set for in the Loan Agreement, the Investors have agreed to surrender the entire principal amount of, and all accrued interest on, the Notes for conversion into shares of Series C Stock.

The Loan Agreement and the Notes contain other, conventional terms, including representations and warranties regarding our business and assets and our authority to enter into such agreements, and provisions for acceleration of our obligations upon the occurrence of certain specified events of default.

The Loan Agreement and the form of the Notes are filed herewith as Exhibits 10.1 and 10.2, respectively, and the foregoing descriptions of such documents are qualified in their entirety by reference to such Exhibits.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Bridge Loan Agreement dated as of November 30, 2012 by and among ThermoEnergy Corporation and the Investors party thereto. *
10.2	Form of Promissory Note issued pursuant to the Bridge Loan Agreement dated as of November 30, 2012 by and among ThermoEnergy Corporation and the Investors party thereto.

* Note: The exhibits to the Loan Agreement have not been filed herewith.  We will furnish a copy of any such omitted exhibits supplementally to the Staff of the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Cary G. Bullock
Name:	Cary G. Bullock
Title:	Chairman and Chief Executive Officer

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